Exhibit 12

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM CLIENT/MATTER NUMBER 082961-0156

August [•], 2025

Hennessy Funds Trust 7250 Redwood Blvd, Suite 200 Novato, California 94945 Listed Funds Trust c/o U.S. Bank Global Fund Services 615 East Michigan Street Milwaukee, Wisconsin 53202

Re:	Form of Reorganization Opinion

Ladies and Gentlemen:

We have acted as tax counsel to Hennessy Funds Trust, a Delaware statutory trust (the “Acquiring Trust”), in connection with that certain Agreement and Plan of Reorganization between the Acquiring Trust, on behalf of the Hennessy Tactical Growth and Income ETF and the Hennessy Tactical Growth ETF (each an “Acquiring Fund” and, together, the “Acquiring Funds”), and Listed Funds Trust, a Delaware statutory trust (the “Target Trust”), on behalf of the STF Tactical Growth & Income ETF and the STF Tactical Growth ETF (each a “Target Fund” and, together, the “Target Funds”), dated as of June 23, 2025 (the “Plan”).  Each of the two following transactions undertaken pursuant to the Plan is referred to herein as a “Reorganization”: (i) all of the assets of the STF Tactical Growth & Income ETF will be transferred into the Hennessy Tactical Growth and Income ETF, in exchange for shares of the Hennessy Tactical Growth and Income ETF, which will be distributed pro rata by the STF Tactical Growth & Income ETF to its shareholders, and the Hennessy Tactical Growth and Income ETF will continue the business and assume the STF Tactical Growth & Income ETF’s liabilities; and (ii) all of the assets of the STF Tactical Growth ETF will be transferred into the Hennessy Tactical Growth ETF, in exchange for shares of the Hennessy Tactical Growth ETF, which will be distributed pro rata by the STF Tactical Growth ETF to its shareholders, and the Hennessy Tactical Growth ETF will continue the business and assume the STF Tactical Growth ETF’s liabilities.  You have asked for our opinion on certain U.S. federal income tax consequences of each Reorganization.  This opinion is solely for the benefit of the Acquiring Funds, the Target Funds, and their respective shareholders, and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

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August [•], 2025

Unless otherwise indicated, capitalized terms not defined herein shall have the meanings ascribed to them (or defined by reference) in the certificates delivered to us by the Acquiring Trust for itself and on behalf of the Acquiring Funds and by the Target Trust for itself and on behalf of the Target Funds, and dated as of even date herewith (the “Certificates of Representations”).

In our capacity as tax counsel to the Acquiring Trust and for purposes of rendering this opinion, we have examined and relied upon, with your consent: (i) the Plan, (ii) the Certificates of Representations, (iii) the Registration Statement on Form N-14 (the “Registration Statement”), and (iv) such other documents we considered relevant to our analysis.  We have assumed that all parties to the Plan and to any other documents examined by us have acted, and will act, in accordance with the terms of the Plan and such other documents without waiver of material terms or conditions set forth therein.  In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.  We have also assumed, in rendering the opinion set forth below, that any representation of fact in the documents upon which we have relied that is made “to the knowledge” or similarly qualified is correct without such qualification.

On the basis of, and subject to the foregoing, and in reliance upon the representations and assumptions described above, we are of the opinion that:

(1)
Each Reorganization will qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”), and each Acquiring Fund and the respective Target Fund are each a “party to the reorganization” within the meaning of Section 368(b) of the Code,

(2)
No gain or loss will be recognized by the Target Fund upon the transfer of all of its assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Target Fund liabilities,

(3)	No gain or loss will be recognized by the Target Fund on the distribution of Acquiring Fund Shares to its shareholders,
(4)	No gain or loss will be recognized by the Acquiring Fund upon receipt of the assets of the Target Fund in exchange for Acquiring Fund Shares,
(5)	The basis of the assets of the Target Fund in the hands of the Acquiring Fund will be the same as the basis of those assets in the hands of the Target Fund immediately prior to the transfer,
(6)	The holding period of the assets of the Target Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Target Fund,

August [•], 2025

(7)	No gain or loss will be recognized by the Target Fund shareholders on the receipt of Acquiring Fund Shares solely in exchange for their Target Fund Shares,
(8)	The basis of Acquiring Fund Shares received by the Target Fund shareholders will be the same as the basis of the Target Fund Shares surrendered in exchange therefor,
(9)
The holding period of the Acquiring Fund Shares received by the Target Fund shareholders will include the period during which the Target Fund shareholders held the Target Fund Shares surrendered in exchange therefor, provided the Target Fund Shares were held as a capital asset on the date of the exchange, and

(10)
The Acquiring Fund will succeed to and take into account the items of the Target Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder.  In particular, under Section 1.381(b)-1(a)(2) of Treasury Regulations, the Acquiring Fund will be treated for purposes of Section 381 of the Code just as the Target Fund would have been treated if there had been no Reorganization, the tax attributes of the Target Fund enumerated in Section 381(c) of the Code shall be taken into account by the Acquiring Fund as if there had been no Reorganization, and the taxable year of the Target Fund will not end on the date of the Reorganization merely because of the closing of the Reorganization.

This opinion is based on existing law as contained in the Code, final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service (the “IRS”) and court decisions all as of even date herewith.  The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect.  In addition, some issues under existing law that could significantly affect our opinion have not yet been addressed authoritatively by the IRS or the courts, and our opinion is not binding on the IRS or the courts.  Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree with, our conclusions.

In addition, the opinion set forth herein is based upon facts and circumstances as they exist as of the date of this opinion, and any change in the facts as set forth herein, or in existing law or in the investments of the Acquiring Funds or the Target Funds, could affect the opinion expressed herein, perhaps adversely.  We assume no obligation to update or supplement such opinion to reflect any change in facts or circumstances that may hereafter come to our attention.

We hereby consent to the use of our name under the captions “The Proposed Plan and Resulting Reorganizations—Material U.S. Federal Income Tax Consequences,” and “Legal Matters” in the Proxy Statement/Prospectus that is part of the Registration Statement.  In giving

August [•], 2025

this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Sincerely,

Foley & Lardner LLP